Exhibit 99.2

Crane Holdings, Co. Announces Completion of Crane Supply Divestiture

Wednesday, June 1, 2022 07:00

STAMFORD, Conn.- -(BUSINESS WIRE)- - Crane Holdings, Co. (NYSE: CR), a diversified manufacturer of highly engineered industrial products, reported today that the previously announced divestiture of Crane Supply was completed on May 31, 2022.

About Crane Holdings, Co.

Crane Holdings, Co. is a diversified manufacturer of highly engineered industrial products. Founded in 1855, Crane provides products and solutions to customers across end markets including aerospace, defense, chemical and petrochemical, water and wastewater, payment automation, and banknote security and production, as well as for a wide range of general industrial and consumer applications. The Company has four business segments: Aerospace & Electronics, Process Flow Technologies, Payment & Merchandising Technologies, and Engineered Materials. Crane has approximately 11,500 employees in the Americas, Europe, the Middle East, Asia and Australia. Crane is traded on the New York Stock Exchange (NYSE:CR). For more information, visit www.craneco.com.

Jason D. Feldman

Vice President, Investor Relations

203-363-7329

www.craneco.com

Source: Crane Co.